EXHIBIT 10.17


THIS AGREEMENT IS ENTERED INTO AS OF THE 31st DAY OF AUGUST, 2004.

AMONG: VITALSTATE CANADA LTD., a company duly incorporated according to law, herein represented by Tom Torolcvei., (hereinafter referred to as "VCanada")


AND: VITALSTATE, INC., a company duly incorporated according to law, herein represented by Tom Torolcvei, (hereinafter referred to as "VUSA")

                  (VCanada and VUSA arc hereinafter collectively referred to as "Vitalstate")

AND LASAR MULTIMEDIA PRODUCTIONS INC., a company duly incorporated according to law, herein represented by James Klein;

                  (hereinafter referred to as the "Consultant")

A. WHEREAS the Consultant has valuable expertise and Vitalstate wishes to retain the services of the Consultant as described in Schedule 2 hereto;.

B.    WHEREAS the parties wish to define the terms of their relationship.

NOW THEREFORE, IN CONSIDERATION of the mutual premises and the following covenants, conditions and agreements, the patties hereby agree as follows:

1.          TERM OF AGREEMENT

            The term of this Agreement (the "Term") shall commence on September 1st, 2004 and terminate on, June 30th, 2005.

2.          SCOPE OF_SERVICES

            For the Term, Vitalstate hereby engages the Consultant, who hereby accepts, to provide the services described in Schedule l hereto (the "Services") in the manner referred to in Schedule 1 hereto.

3.          CONSIDERATION

3.1 In consideration of the performance of the Services by the Consultant, Vitalstate shall pay to the Consultant the aggregate amount of one hundred sixty-eight thousand seven hundred fifty Canadian dollars (CDN$168,750.00), payable by way of ten equal and consecutive monthly installments of sixteen thousand eight hundred seventy-five Canadian dollars (CDN$16,875.00), the first of which shall be payable to the Consultant on September 1st, 2004 and thereafter on, the first of each of the next following nine (9) calendar months. All of the foregoing amounts are exclusive of the applicable federal Goods and Services Taxes and provincial Sales Taxes.

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3.2         In addition to the foregoing, throughout the Term, the Consultant's representative, namely James Klein, shall have the right to participate in the health and dental plan of Vitalstate, without any cost. The said health and dental plan shall be consistent with the health and dental plan made available to James Klein during his employment with Vitalstate.

3.3 For the purposes of this Agreement, VCanada and VUSA are solidarily liable between them with respect to all of the obligations of Vitalstate .hereunder. Without limiting the generality of the foregoing, the obligations of Vitalstate hereunder shall apply to each of VCanada and VUSA, solidarily (jointly and severally), without the benefit of division, discussion and subrogation, including for greater certainty, the provisions o(pound) Article 1531 of the Civil Code of Quebec or any similar legislation.

4.          INDEPENDENT CONTRACTOR

4.1 The Consultant is as an independent consultant and not an agent or employee of Vitalstate, and the Consultant shall make no representation as an agent or employee of Vitalstate. The Consultant shall have no authority to bind Vitalstate or incur other obligations on behalf of Vitalstate. The Consultant shall be responsible for all of the Consultant's taxes incurred in the capacity of independent consultant.

5.          GENERAL PROVISIONS

5.1 The preamble and the Schedules attached hereto form an integral part of the Agreement.

5.2 Nothing in this Agreement shall grant to any party the right to make commitments of any kind for or on behalf of any other party without the prior written consent of such other party.

5.3 This Agreement shall be binding upon. and inure to the benefit of the parties and their respective successors and permitted assigns and shall be read with all changes in number and gender as may be required by the context.

5.4 This Agreement shall not be assignable by either of the parties without the prior written. consent of the other party and any purported assignment not permitted under this Agreement shall be void.

5.5 All notices required or permitted to be given hereunder shall be in writing and shall be delivered either by personal delivery, registered ,mail or by telecopier or other similar form of communication and addressed as follows:

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            (a) In the case of the Consultant, to:

                LASAR MULTIMEDIA PRODUCTIONS INC.
                4929 Ponsard
                Montreal, Quebec H3W 2A6

            (b) In the ease of Vitalstate, to:

                VITALSTATE CANADA, LTD.
                2191 Hampton Avenue
                Montreal, Quebec H4A 2K5

                Attention: The President

            Any notice, consent or other communication given as aforesaid shall be deemed to have been effectively given and received when delivered or if sent by telecopy or similar telecommunications device, on the business day next following receipt of such transmission and following receipt by the sender of such telecopy or similar telecommunication of a report printout indicating successful transmission, or on the date of its delivery, if delivered by registered mail, messenger or courier, provided that if such delivery date is not a business day then it shall be deemed to have been given and received on the business day next following the date of such delivery. An address may be modified by written notice given as aforesaid. In the event of interruption, for any reason, of one or more of the forms of transmissions listed above, the parties shall use a form which is not so interrupted with the intent that the addressee receive timely notice of the communication.

5.6 Neither party will issue any press release or other public announcement relating to this Agreement or any activities related thereto without the prior written consent of the other party, except where such announcements are required by law or regulation, in which the event the parties will use all reasonable efforts to consult with each other and cooperate with respect to the wording of any such announcement.

5.7 This Agreement supersedes any and all agreements, either oral or written, between the parties hereto with respect to the Services and contains all of the covenants and agreements between the parties with respect to the rendering of the Services.

5.8 This Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec and the laws of Canada applicable therein.

5.9 The parties shall keep the existence of this letter and the terms contained herein confidential and neither party nor any of its directors, officers, employees, agents or representatives, where applicable, shall disclose the existence of this letter or any of the terns contained herein without the express written consent of the other party.

5.10 This Agreement has been drafted in the English language at the express request of the parties. Cette convention a ete redigee en langue anglaise a la demande explicite des parties.

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IN WITNESS WHEREOF, Vitalstate and the Consultant have executed this Agreement, by their duly authorized representatives, as of the day and year first above written.


                                   VITALSTATE CANADA LTD.

                                   per:
-------------------------------    ---------------------------------------------
Witness                            Name:  Tom Torokvei


                                   VITALSTATE, INC.

-------------------------------    ---------------------------------------------
Witness                            Name:  Tom Torokvei


                                   LASAR MULTIMEDIA PRODUCTIONS INC.

-------------------------------    ---------------------------------------------
Witness                            Name:  James Klein
                                   Title: President

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                                   SCHEDULE 1

                           TO THE CONSULTANT AGREEMENT

                                      Among

                             VITALSTATE CANADA LTD.

                                       And

                                VITALSTATE, INC.

                                       And

                        LASAR MULTIMEDIA PRODUCTIONS INC.

                                     Dated:

                                August 31st, 2004

                                SCOPE OF SERVICES

The Consultant hereby agrees, during the Term, to provide the following services (collectively the "Services) to Vitalstate.

            A. Functions. The Consultant shall be available to Vitalstate periodically (but no more than 5 hours per week) for consultation by phone or by telecopier regarding the general business operations of Vitalstate.

In providing the Services, the Consultant shall:

      a) conduct all of his business in its own name, pay all expenses whatsoever related to the operation of its office and the carrying out of activities and be responsible for the acts and expenses of its employees, if any;

      b) abide by the reasonable policies, procedures, rules, regulations, guidelines and instructions which are established or conveyed by Vitalstate, whether orally or in writing, to the Consultant, as the same may be amended from time to time, at the sole discretion of Vitalstate (the "Policies");

      c) always act in a professional and courteous manner and in accordance with all applicable laws, regulations and other governmental requirements.